Exhibit 99.1

Transcat, Inc.   35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Reports 6.4% Increase in Revenue
for Fiscal 2013 Second Quarter

•	Service segment revenue grew 19.8% while Product segment sales were consistent with the prior-year period
•	Strong organic and acquisition-related revenue within the Service segment combined with cost reductions and operating efficiencies drove gross and operating margin expansion
•	Second quarter net income was $0.7 million, comparable to prior year

ROCHESTER, NY, October 29, 2012 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading distributor of professional grade handheld test, measurement and control instruments and accredited provider of calibration, repair, inspection and other compliance services, today reported financial results for its second quarter ended September 29, 2012.  Included in the reported results are those of Newark Corporation’s calibration services business, which the Company acquired on September 8, 2011 and those of Anacor Compliance Services, Inc., which the Company acquired on July 16, 2012.

Fiscal 2013 second quarter total revenue increased 6.4%, to $26.8 million from $25.2 million in the second quarter of the prior fiscal year on strong Service segment revenue growth of 19.8%.  Product segment sales were consistent with the prior year at $16.9 million.

Net income was $0.7 million, or $0.10 per diluted share, in the second quarter of fiscal 2013 and fiscal 2012.

Charles P. Hadeed, CEO of Transcat, commented, “Our revenue growth in the second quarter, against fairly challenging economic headwinds and prior year comparables, demonstrates the effectiveness of our strategy to take market share in our Service segment both organically and through acquisitions.

“We achieved 33.8% incremental operating margin in the Service segment reflecting the potential earnings power of this segment as organic volume increases.  Our product distribution business is a strong, steady performer despite the challenging economy and increased competition in the marketplace.”

Strong Service Segment Performance Largely Offsets Compressed Product Segment Margins

Operating income for the second quarter of fiscal 2013 was $1.2 million, a slight decrease from the prior fiscal year period, while operating margin declined 50 basis points to 4.4% in the second quarter of fiscal 2013 compared with 4.9% for the prior-year period.  Total operating expenses in the second quarter of fiscal 2013 and 2012 were consistent.

During the second quarter of fiscal 2013, Transcat generated $1.8 million of EBITDA (earnings before interest, taxes, depreciation and amortization), a decrease of $0.2 million when compared with the same quarter of the prior fiscal year.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the EBITDA Reconciliation table.

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 2

Product Segment Revenue Steady in Challenging Market

Product Segment:  Represents the Company’s distribution of professional grade handheld test and measurement instruments business (63.3% of total revenue for the second quarter of fiscal 2013)

Lee D. Rudow, President and COO of Transcat, noted, “The impact of vendor rebates, which are based on sales growth targets, can vary significantly from period to period and impact our Product segment gross profit and gross margin.  In the second quarter, we realized a decrease in annual rebates which had a negative impact on our Product segment results.”

•
Product segment sales were $16.9 million in the second quarter of fiscal 2013, consistent with the prior-year period.  Average Product segment sales per day were unchanged at $269 thousand in the second quarter of fiscal 2013 and 2012.

•
Online sales of the Company’s products increased 31.7% to $2.0 million, or 11.7% of Product segment sales, in the second quarter of fiscal 2013 compared with $1.5 million, or 8.9% of Product segment sales, in the prior-year period.

•	Second quarter Product segment gross profit decreased 13.6%, to $3.7 million, or 22.0% of Product segment sales, primarily due to reduced volume-based rebate income.

•
Product segment operating income decreased $0.6 million, or 41.9% to $0.8 million in the second quarter of fiscal 2013 as a result of the contraction in gross profit.  Operating margin was 5.0% and 8.6% of Product segment sales in the second quarter of fiscal 2013 and 2012, respectively.

•
Product segment EBITDA was $1.0 million, or 6.2% of segment sales, in the second quarter of fiscal 2013, compared with $1.7 million, or 9.9% of segment sales, in the prior-year period.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the EBITDA Reconciliation table.

Mr. Rudow added, “We remain encouraged with the resiliency of our product sales in the current economic climate.  In the prior-year period, sales were strengthened by one-time opportunistic orders.  Excluding those orders, Product segment sales increased by 4%.  Our investment in online marketing has continued to generate quarter-over-quarter double-digit sales growth within our online product business and remains a key focus as we move forward.

Service Segment Revenue Growth Increases Operational Leverage

Service Segment:  Represents the Company’s accredited calibration, repair, inspection and other compliance services business (36.7% of total revenue for the second quarter of fiscal 2013)

“Strong second quarter organic revenue growth combined with expense control and operating efficiency have demonstrated the inherent leverage in our Service segment,” stated Mr. Rudow.  “We will continue to focus our efforts on this segment and believe we can continue to strengthen the segment’s contribution margin and EBITDA.”

•	Service segment revenue increased 19.8%, or $1.6 million, to $9.8 million in the second quarter of fiscal 2013 from the second quarter of the prior fiscal year.

•
Second quarter fiscal 2013 Service segment gross profit improved $0.5 million, or 27.9%, to $2.4 million compared with the same period in the prior fiscal year, while gross margin expanded 150 basis points from the second quarter of fiscal 2012 to 23.9%.

•
Service segment contribution margin increased 83.5% to $1.2 million compared with the second quarter of fiscal 2012.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Contribution Margin Reconciliation in the Business Segment Data.

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 3

•	Operating expenses associated with the Service segment decreased 1.7% to $2.0 million in the second quarter of fiscal 2013 compared with the second quarter of the prior fiscal year.

•
Service segment operating income increased to $0.3 million in the second quarter of fiscal 2013, an improvement from an operating loss of $0.2 million in the second quarter of fiscal 2012.  Operating margin over the same comparable period expanded 600 basis points.

•
Service segment EBITDA increased $0.46 million, to $0.7 million in the fiscal 2013 second quarter compared with $0.3 million in the second quarter of fiscal 2012.  As a percentage of Service segment revenue, EBITDA for the Service segment was 7.5% and 3.5% in the second quarters of fiscal 2013 and 2012, respectively.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the EBITDA Reconciliation table.

Six-Month Highlights

Total revenue increased to $51.9 million for the first six months of fiscal 2013, up 2.2% from total revenue of $50.8 million in the first six months of fiscal 2012.  Revenue increases in the Service segment were partially offset by lower sales in the Product segment.

•
Product segment sales were $33.3 million in the first six months of fiscal 2013, a decrease of 2.5% from $34.2 million in the same period of the prior fiscal year. Sales to both direct and reseller customers declined, reflecting economic conditions and compared with unusually strong product sales, due to opportunistic orders, in the first half of fiscal 2012.  Exclusive of these orders from the prior year, the Product segment’s sales declined $0.1 million, or 0.3%, on a comparative basis.

•
Service segment revenue was $18.6 million in the first six months of fiscal 2013, up 11.6% compared with $16.6 million in the first six months of fiscal 2012.  Higher organic revenue combined with incremental revenue from recent acquisitions was partially offset by the loss of $0.6 million in low margin revenue from services that the Company was outsourcing for a customer.

Gross margin was 23.7% for the first six months of fiscal 2013 compared with 24.5% in the same period of the prior fiscal year.

•
Product segment gross margin was 23.8% and 25.1% for the first six months of fiscal 2013 and 2012, respectively.  The decline was primarily a result of $0.5 million less in manufacturer rebates as well as increased price discounts extended to customers, partially offset by a $0.3 million increase in cooperative advertising income.

•
Service segment gross margin was 23.4% for the first six months of fiscal 2013 and was relatively consistent with the 23.3% in the same period of the prior fiscal year.  Revenue growth in the Service segment included incremental revenue from acquisitions, which provided limited margin expansion opportunity.

Operating expenses declined $0.1 million to $10.5 million in the first six months of fiscal 2013, compared with the same period of the prior fiscal year.  As a percentage of total revenue, operating expenses during this period were 20.3%, down from 20.9% in the prior-year period reflecting lower performance-based compensation and acquisition-related expenses, partially offset by one-time restructuring charges and increased investments in sales and marketing initiatives.

Operating income was relatively unchanged for the first six months of fiscal year 2013 and 2012, at $1.8 million, while operating margin decreased 20 basis points to 3.4%, compared with 3.6% in the prior year period.  Net income was also unchanged at $1.1 million, while diluted earnings per share increased 7.1% to $0.15, from $0.14 for the first six months of fiscal 2012.

EBITDA was $3.0 million for the first six months of fiscal 2013, compared with $3.2 million for the same period in fiscal 2012. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the EBITDA Reconciliation table.

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 4

Balance Sheet and Cash Management

Net cash provided by operations was $0.7 million in the first six months of fiscal 2013, compared with $0.9 million in the first six months of fiscal 2012.  The year-over-year change was the result of working capital requirements and timing.

Capital expenditures in the first six months of fiscal 2013 were $1.3 million compared with $0.9 million in the first six months of fiscal 2012, and were primarily for additional service capabilities, but also included other technology and infrastructure improvements.  The Company also spent $3.1 million on business acquisitions during the first six months of fiscal 2013 and 2012.

On September 25, 2012, the Company entered into a new $20 million secured revolving credit facility that matures on September 20, 2015.  As of September 29, 2012, the Company had $12.8 million in remaining availability under the facility.

Outlook

Mr. Hadeed stated, “As we look toward the second half of our fiscal year, we expect that growth in our Product segment will continue to be challenged due to economic uncertainty.  Given the current state of the marketplace, we anticipate competitive pricing will continue, putting pressure on segment margins.”

Mr. Hadeed continued, “Again, looking at the balance of our fiscal year, our Service segment revenue, inclusive of our recent acquisition, should continue to generate double-digit growth based on organically generated and acquired revenue.  With a strategic focus on increasing cash flow and executing our acquisition strategy, we believe we can leverage our existing infrastructure to continue delivering improved service segment operating income.”

NOTE 1
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present EBITDA (earnings before interest, income taxes, depreciation, and amortization), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission.  As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See the attached EBITDA Reconciliation table on page 9.

Contribution margin, a non-GAAP financial measure, consists of gross profit less sales, marketing and warehouse expenses.  We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses.  Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses.  Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss).  For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit on page 10 and 11.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and compliance services including analytical instrument qualifications, equipment and process validation. Targeted industries include life science, biotechnology, medical device, pharmaceutical and other FDA-regulated industries, industrial manufacturing, energy and utilities, chemical manufacturing and other industries. Throughout its 17 strategically located centers of excellence in the United States, Canada and Puerto Rico, Transcat delivers precise services with reliable turn-around times. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be among the best in the industry.

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 5

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation. Through its distribution products segment, Transcat markets and distributes premier and propriety brand instruments to nearly 15,000 customers. The Company offers access to more than 25,000 test, measurement and control products.

Transcat’s growth strategy is to expand its product and service platform comprised of a balanced suite of test products and analytical, calibration, compliance, and validation services.  The goal is to deliver specialized technical services with a quality assurance approach, which maximizes document accuracy and on-time job delivery. Transcat answers the call with cGMP, GLP, and GXP compliant services. Transcat can provide life science companies with a reliable alternative service and product solution to the OEMs and to the “generalist” service providers who cannot meet the client’s specialized needs.

More information about Transcat can be found on its website at: transcat.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, its strategy to build its sales representative channel, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer
Phone: (585) 352-7777
Email:  jzimmer@transcat.com

-OR-

Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 6

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 29,	September 24,	September 29,	September 24,
	2012	2011	2012	2011

Product Sales	$16,948	$16,969	$33,313	$34,151
Service Revenue	9,840	8,214	18,572	16,637
Total Revenue	26,788	25,183	51,885	50,788

Cost of Products Sold	13,225	12,658	25,380	25,572
Cost of Services Sold	7,485	6,372	14,220	12,765
Total Cost of Products and Services Sold	20,710	19,030	39,600	38,337

Gross Profit	6,078	6,153	12,285	12,451

Selling, Marketing and Warehouse Expenses	2,959	3,042	6,400	6,668
Administrative Expenses	1,939	1,870	4,111	3,972
Total Operating Expenses	4,898	4,912	10,511	10,640

Operating Income	1,180	1,241	1,774	1,811

Interest and Other Expense, net	51	38	98	83

Income Before Income Taxes	1,129	1,203	1,676	1,728
Provision for Income Taxes	384	457	570	657

Net Income	745	746	1,106	1,071

Basic Earnings Per Share	$0.10	$0.10	$0.15	$0.15
Average Shares Outstanding	7,411	7,302	7,390	7,290

Diluted Earnings Per Share	$0.10	$0.10	$0.15	$0.14
Average Shares Outstanding	7,567	7,640	7,574	7,624

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 7

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	September 29,	March 31,
	2012	2012
ASSETS
Current Assets:
Cash	$194	$32
Accounts Receivable, less allowance for doubtful accounts of $85
and $99 as of September 29, 2012 and March 31, 2012, respectively	12,466	13,800
Other Receivables	1,421	845
Inventory, net	7,082	6,396
Prepaid Expenses and Other Current Assets	1,538	1,064
Deferred Tax Asset	874	1,041
Total Current Assets	23,575	23,178
Property and Equipment, net	6,132	5,306
Goodwill	15,298	13,390
Intangible Assets, net	2,651	2,449
Deferred Tax Asset	297	-
Other Assets	927	654
Total Assets	$48,880	$44,977

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$7,573	$7,516
Accrued Compensation and Other Liabilities	3,785	5,171
Income Taxes Payable	123	366
Total Current Liabilities	11,481	13,053
Long-Term Debt	7,242	3,365
Deferred Tax Liability	-	139
Other Liabilities	1,462	1,042
Total Liabilities	20,185	17,599

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,413,961 and 7,840,994 shares issued as of September 29, 2012 and
March 31, 2012, respectively; 7,413,961 and 7,341,007 shares
outstanding as of September 29, 2012 and March 31, 2012, respectively	3,707	3,920
Capital in Excess of Par Value	10,527	10,810
Accumulated Other Comprehensive Income	387	448
Retained Earnings	14,074	14,394
Less: Treasury Stock, at cost, 498,782 shares as of March 31, 2012	-	(2,194)
Total Shareholders' Equity	28,695	27,378
Total Liabilities and Shareholders' Equity	$48,880	$44,977

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 8

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
	(Unaudited)
	Six Months Ended
	September 29,	September 24,
	2012	2011
Cash Flows from Operating Activities:
Net Income	$1,106	$1,071
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Deferred Income Taxes	(222)	(59)
Depreciation and Amortization	1,221	1,408
Provision for Accounts Receivable and Inventory Reserves	95	91
Stock-Based Compensation Expense	148	340
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	1,145	(1,112)
Inventory	(672)	859
Prepaid Expenses and Other Assets	(897)	(603)
Accounts Payable	71	(1,205)
Accrued Compensation and Other Liabilities	(1,098)	338
Income Taxes Payable	(243)	(236)
Net Cash Provided by Operating Activities	654	892

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(1,346)	(900)
Business Acquisition	(3,129)	(3,122)
Net Cash Used in Investing Activities	(4,475)	(4,022)

Cash Flows from Financing Activities:
Revolving Line of Credit, net	3,877	2,920
Payments on Other Debt Obligations	-	(10)
Payments of Contingent Consideration	(14)	(58)
Issuance of Common Stock	124	269
Excess Tax Benefits Related to Stock-Based Compensation	-	37
Net Cash Provided by Financing Activities	3,987	3,158

Effect of Exchange Rate Changes on Cash	(4)	7

Net Increase in Cash	162	35
Cash at Beginning of Period	32	32
Cash at End of Period	$194	$67

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 9

TRANSCAT, INC.
Fiscal Year 2013 and Fiscal Year 2012
Additional Information

EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	FY2013
	Q1	Q2	YTD
Net Income	$361	$745	$1,106
+ Interest Expense	21	38	59
+ Other Expense / (Income)	26	13	39
+ Tax Provision	186	384	570
Operating Income	$594	$1,180	$1,774
+ Depreciation & Amortization	600	621	1,221
+ Other (Expense) / Income	(26)	(13)	(39)
EBITDA	$1,168	$1,788	$2,956

Segment Breakdown
Product Operating Income	$852	$847	$1,699
+ Depreciation & Amortization	241	199	440
+ Other (Expense) / Income	(8)	1	(7)
Product EBITDA	$1,085	$1,047	$2,132

Service Operating Income	$(258)	$333	$75
+ Depreciation & Amortization	359	422	781
+ Other (Expense) / Income	(18)	(14)	(32)
Service EBITDA	$83	$741	$824

	FY2012
	Q1	Q2	YTD
Net Income	$325	$746	$1,071
+ Interest Expense	28	28	56
+ Other Expense / (Income)	17	10	27
+ Tax Provision	200	457	657
Operating Income	$570	$1,241	$1,811
+ Depreciation & Amortization	670	738	1,408
+ Other (Expense) / Income	(17)	(10)	(27)
EBITDA	$1,223	$1,969	$3,192

Segment Breakdown
Product Operating Income	$821	$1,457	$2,278
+ Depreciation & Amortization	196	227	423
+ Other (Expense) / Income	(6)	(1)	(7)
Product EBITDA	$1,011	$1,683	$2,694

Service Operating Income	$(251)	$(216)	$(467)
+ Depreciation & Amortization	474	511	985
+ Other (Expense) / Income	(11)	(9)	(20)
Service EBITDA	$212	$286	$498

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 10

TRANSCAT, INC.
Additional Information
Business Segment Data
(Dollars in thousands)

	FY 2013 Q2	FY 2012 Q2	YOY Change
PRODUCT	(Unaudited)	(Unaudited)	$'s	%
Product Sales	$16,948	$16,969	$(21)	-0.1%
Cost of Sales	$13,225	$12,658	$567	4.5%
Gross Profit	$3,723	$4,311	$(588)	-13.6%
Gross Margin	22.0%	25.4%

Selling, Marketing & Warehouse	$1,764	$1,832	$(68)	-3.7%
Contribution Margin	$1,959	$2,479	$(520)	-21.0%
% of Sales	11.6%	14.6%

Administrative Expense	$1,112	$1,022	$90	8.8%
Operating Income	$847	$1,457	$(610)	-41.9%
% of Sales	5.0%	8.6%

	FY 2013 Q2	FY 2012 Q2	YOY Change
SERVICE	(Unaudited)	(Unaudited)	$'s	%

Service Revenue	$9,840	$8,214	$1,626	19.8%
Cost of Sales	$7,485	$6,372	$1,113	17.5%
Gross Profit	$2,355	$1,842	$513	27.9%
Gross Margin	23.9%	22.4%

Selling, Marketing & Warehouse	$1,195	$1,210	$(15)	-1.2%
Contribution Margin	$1,160	$632	$528	83.5%
% of Revenue	11.8%	7.7%

Administrative Expense	$827	$848	$(21)	-2.5%
Operating Income	$333	$(216)	$549	254.2%
% of Revenue	3.4%	-2.6%

	FY 2013 Q2	FY 2012 Q2	YOY Change
TOTAL	(Unaudited)	(Unaudited)	$'s	%

Total Revenue	$26,788	$25,183	$1,605	6.4%
Total Cost of Sales	$20,710	$19,030	$1,680	8.8%
Gross Profit	$6,078	$6,153	$(75)	-1.2%
Gross Margin	22.7%	24.4%

Selling, Marketing & Warehouse	$2,959	$3,042	$(83)	-2.7%
Contribution Margin	$3,119	$3,111	$8	0.3%
% of Revenue	11.6%	12.4%

Administrative Expense	$1,939	$1,870	$69	3.7%
Operating Income	$1,180	$1,241	$(61)	-4.9%
% of Revenue	4.4%	4.9%

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 11

TRANSCAT, INC.
Additional Information
Business Segment Data
(Dollars in thousands)

	FY 2013 YTD	FY 2012 YTD	YOY Change
PRODUCT	(Unaudited)	(Unaudited)	$'s	%
Product Sales	$33,313	$34,151	$(838)	-2.5%
Cost of Sales	$25,380	$25,572	$(192)	-0.8%
Gross Profit	$7,933	$8,579	$(646)	-7.5%
Gross Margin	23.8%	25.1%

Selling, Marketing & Warehouse	$3,965	$4,036	$(71)	-1.8%
Contribution Margin	$3,968	$4,543	$(575)	-12.7%
% of Sales	11.9%	13.3%

Administrative Expense	$2,269	$2,265	$4	0.2%
Operating Income	$1,699	$2,278	$(579)	-25.4%
% of Sales	5.1%	6.7%

	FY 2013 YTD	FY 2012 YTD	YOY Change
SERVICE	(Unaudited)	(Unaudited)	$'s	%

Service Revenue	$18,572	$16,637	$1,935	11.6%
Cost of Sales	$14,220	$12,765	$1,455	11.4%
Gross Profit	$4,352	$3,872	$480	12.4%
Gross Margin	23.4%	23.3%

Selling, Marketing & Warehouse	$2,435	$2,632	$(197)	-7.5%
Contribution Margin	$1,917	$1,240	$677	54.6%
% of Revenue	10.3%	7.5%

Administrative Expense	$1,842	$1,707	$135	7.9%
Operating Income	$75	$(467)	$542	116.1%
% of Revenue	0.4%	-2.8%

	FY 2013 YTD	FY 2012 YTD	YOY Change
TOTAL	(Unaudited)	(Unaudited)	$'s	%

Total Revenue	$51,885	$50,788	$1,097	2.2%
Total Cost of Sales	$39,600	$38,337	$1,263	3.3%
Gross Profit	$12,285	$12,451	$(166)	-1.3%
Gross Margin	23.7%	24.5%

Selling, Marketing & Warehouse	$6,400	$6,668	$(268)	-4.0%
Contribution Margin	$5,885	$5,783	$102	1.8%
% of Revenue	11.3%	11.4%

Administrative Expense	$4,111	$3,972	$139	3.5%
Operating Income	$1,774	$1,811	$(37)	-2.0%
% of Revenue	3.4%	3.6%

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 12

TRANSCAT, INC.
Additional Information

PRODUCT SALES PER BUSINESS DAY
(Dollars in thousands)
(Unaudited)

	FY 2013
	Q1	Q2	Q3	Q4	FY 2013 YTD
Number of business days	63	63			126
Total product sales	$16,365	$16,948			$33,313
Sales per day	$260	$269			$264

	FY 2012
	Q1	Q2	Q3	Q4	FY 2012 Total
Number of business days	64	63	63	68	258
Total product sales	$17,182	$16,969	$19,382	$20,081	$73,614
Sales per day	$268	$269	$308	$295	$285

PRODUCT SEGMENT SALES BY REGION
(Dollars in thousands)
(Unaudited)

	FY 2013
	Q1	Q2	Q3	Q4	FY 2013 YTD	% of Total
United States	$14,095	$14,644			$28,739	86.3%
Canada	1,422	1,255			2,677	8.0%
Other International	595	756			1,351	4.1%
Freight Billed to Customers	253	293			546	1.6%
Total	$16,365	$16,948			$33,313

	FY 2012
	Q1	Q2	Q3	Q4	FY 2012 Total	% of Total
United States	$14,979	$14,943	$16,967	$17,668	$64,557	87.7%
Canada	1,258	1,249	1,433	1,358	5,298	7.2%
Other International	689	531	700	740	2,660	3.6%
Freight Billed to Customers	256	246	282	315	1,099	1.5%
Total	$17,182	$16,969	$19,382	$20,081	$73,614

- MORE -

Transcat Reports 6.4% Increase in Revenue for Fiscal 2013 Second Quarter October 29, 2012	Page 13

Transcat, Inc.
Additional Information

SERVICE SEGMENT REVENUE BY TYPE
(Dollars in thousands)
(Unaudited)

	FY 2013
	Q1	Q2	Q3	Q4	FY 2013 YTD	% of Total
Depot/On-site	$6,908	$8,129			$15,037	81.0%
Outsourced	1,597	1,467			3,064	16.5%
Freight Billed to Customers	227	244			471	2.5%
Total Service Revenue	$8,732	$9,840			$18,572

	FY 2012
	Q1	Q2	Q3	Q4	FY 2012 Total	% of Total
Depot/On-site	$6,542	$6,490	$7,069	$8,608	$28,709	78.9%
Outsourced	1,673	1,520	1,791	1,788	6,772	18.6%
Freight Billed to Customers	208	204	218	295	925	2.5%
Total Service Revenue	$8,423	$8,214	$9,078	$10,691	$36,406